Exhibit 99.1

Power REIT to implement one-for-ten reverse stock split

OLD BETHPAGE NY / May 19 2026 / Power REIT (NYSE AMERICAN: PW) (the “Trust”) today announced that its Board of Trustees approved a one-for-ten reverse stock split (the “Reverse Stock Split”) of the Trust’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”).

The Reverse Stock Split is expected to take effect as of 5:00 p.m., Eastern Time, on June 2, 2026 (the “Effective Time”). Accordingly, at the Effective Time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock.

At the market open on June 3, 2026 (the first business day after the Effective Time), the Common Stock is expected to begin trading on a split-adjusted basis on NYSE American under the symbol “PW” and has been assigned a new CUSIP number (73933H309).

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on NYSE American on June 2, 2026 (as adjusted for the Reverse Stock Split), without any interest.

The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time and therefore will not affect any particular stockholder’s relative ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. The Reverse Stock Split will also not affect the relative voting or other rights that accompany the shares of Common Stock, except to the extent that it results from a stockholder receiving cash in lieu of fractional shares.

Stockholders of record will receive information from Broadridge Financial Solutions, LLC, the Trust’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares, without any interest. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The Reverse Stock Split has been approved by the Trust’s Board of Trustees pursuant to Maryland General Corporation Law, and no stockholder approval is required.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “intends”, “expects,” “may”, “will”, and “would”, or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Trust and the trading price of the Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Trust expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Contact

Investor Relations (212) 750-0371

Email: ir@pwreit.com

About Power REIT:

Power REIT (ticker: PW) is a specialized real-estate investment trust (REIT) focused on sustainable real estate. Power REIT is currently diversified into 3 industries: Controlled Environment Agriculture (Greenhouses), Solar Farm Land and Transportation (Railroad).